Exhibit 99.2

Transcript of video regarding AstraZeneca plc’s strategy, as included on slide 26 in the presentation attached as Exhibit 99.1

Maria Groves, Associate Director, MedImmune (Cambridge, UK): At AstraZeneca, every day starts with this challenge: to push the boundaries of science to deliver life-changing medicines. This means making choices based on what the science is telling us—to be curious and challenge conventional thinking and making the bold choices on the science needed to achieve breakthroughs.

Zach Cheng, Director, IMED Biotech Unit (Shanghai): Our success depends on the unique combination of scientific capabilities in small molecules, biologics, immunotherapies, protein engineering technologies, molecule nucleotides, and medical devices. We combine that with a strong focus on translational science and personalized healthcare. And we know the best science doesn’t happen in isolation: it happens through collaboration.

James J. Ferguson III, VP, Medical Affairs (USA): Every day we go to work knowing the diseases we work on are complex and difficult to treat. Cancer is one example; with cancer medicines, we’re proud to be building on forty years of heritage. But today, we’re focusing on new areas of science, such as harnessing the body’s own immune system to fight tumors. Another, is diagnostic testing for people with cancer. Pieces of DNA break off from a tumor and we can now detect these in certain cancer types. It’s a non-invasive blood test.

Margareta Ozolins, Vice-President, Operations (Sweden): Our medicines are used by millions of people world-wide, but it takes the efforts of more than 50,000 employees in more than 100 countries to make that happen. We want to be valued for great medicines, but we also want to be trusted as a company that delivers them in a sustainable way. That’s why our focus is on access to healthcare and environmental sustainability.

Biljana Naumovic, AstraZeneca Country President (Serbia): You want to believe when you come to work every day that you can make a difference. For us, it starts with the science. And whether you work in the lab or in an office or are out meeting healthcare professionals, all of us are striving every day to push the boundaries of that science and making bold choices so that we can deliver life-changing medicines. Because we believe in what science can do.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

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